Exhibit 21


                         SUBSIDIARIES OF THE REGISTRANT

Subsidiaries of the Registrant                                           Organized Under the Laws of
------------------------------                                           ---------------------------

Sugar Creek Foods, Inc.; Consolidated subsidiary                                       Virginia
Eskimo Inc.; Consolidated subsidiary                                                   Virginia

All other subsidiaries individually and in the aggregate do not constitute a "significant subsidiary" within the meaning of Rule 1-02(v) of Regulation S-X.



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